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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 2000 (except for Note 12, as to which the date is March 31, 2000) in the Registration Statement (Form S-1) and related Prospectus of Active Power, Inc. to be filed on or about May 11, 2000 for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP

Austin, Texas
May 10, 2000